Exhibit 5.1

Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario, M5L 1A9 +1-416-863-2400

June 30, 2026

Reference:  75681/66
Algonquin Power & Utilities Corp.
354 Davis Road, Suite 100
Oakville, Ontario
Canada L6J 2X1
RE:
Registration Statement on Form S-8 relating to the Performance and Restricted Share Unit Plan (the “Share Unit Plan”) of Algonquin Power & Utilities Corp. (the “Company”), an incorporated entity under the Canada Business Corporations Act

Dear Sir or Madam:
Reference is made to the above-captioned Registration Statement on Form S-8 (the “Registration Statement”) in the form in which it is to be filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of an additional 22,000,000 common shares, no par value, in the capital of the Company issuable pursuant to the Share Unit Plan (the “Shares”).
We have examined, and are familiar with, and have relied as to factual matters solely upon, a copy of the Share Unit Plan, the currently effective articles and by-laws of the Company, resolutions of the board of directors and shareholders of the Company and such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, conformed, photostatic or electronically transmitted copies or facsimiles thereof.
The opinions expressed below are limited to the laws of the province of Ontario and the federal laws of Canada applicable therein on the date hereof, and we express no opinion as to the laws of any other jurisdiction, or matters governed by any other laws.
Based upon and in reliance of the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms and conditions of the Share Unit Plan, will be validly issued as fully paid and non-assessable common shares in the capital of the Company.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.
Yours truly,

/s/ Blake, Cassels & Graydon LLP
Page 01 / 01